UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2006

UNITED FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	000-51369	83-0395247
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

95 Elm Street, West Springfield, Massachusetts	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2006, United Financial Bancorp, Inc. (the “Registrant”) appointed Mr. Mark A. Roberts, age 43, as Executive Vice President and Chief Financial Officer of the Registrant, its subsidiary, United Bank and its mutual holding company parent, United Mutual Holding Company, effective May 8, 2006. As previously announced, Mr. Donald F.X. Lynch, the Registrant’s current Executive Vice President and Chief Financial Officer, will be leaving the Registrant, effective May 5, 2006.

Mr. Roberts has more than 20 years of experience in accounting and finance working most recently as the Vice President and Controller for The Connecticut Bank and Trust Company in Hartford, Connecticut. He was the Vice President of Finance at Woronoco Savings Bank in Westfield, Massachusetts for six years prior to its merger with Berkshire Bank in 2005 and worked previously as the Accounting and Finance Manager for the former SIS Bank (now TDBanknorth).

A press release announcing the appointment of Mr. Roberts as Executive Vice President and Chief Financial Officer of the Registrant is attached as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits

(a)                            Financial statements of businesses acquired: Not Applicable.

(b)                            Pro forma financial information: Not Applicable.

(c)                            Shell Company Transactions: Not Applicable

(d)                            Exhibits: 99.1 Press Release of the Registrant dated April 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE:	April 25,2006	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer